Exhibit 10.5B

CONSENT TO ASSIGNMENT

This Consent to Assignment (this “Agreement”) is executed as of February 3, 2011, between WELLS REIT-LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership (“Landlord”), FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership (“Assignor”), and THE ACTIVE NETWORK, INC., a Delaware corporation (“Assignee”).

RECITALS:

A. Assignor and Landlord entered into the Lease Agreement dated as of September 19, 2008 (as amended by the Confirmation of Commencement Date dated December 15, 2008, the “Lease”), under which Landlord is leasing to Assignor Suite 200, consisting of 27,300 rentable square feet of space, in the office building, located at 6363 North State Highway 161, Irving, Texas 75038, and commonly known as Las Colinas Corporate Center II. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

B. Assignor desires to assign the Lease to Assignee, and Assignee desires to assume all of Assignor’s obligations under the Lease, subject to the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Subject to the terms and conditions contained in this Agreement, Landlord hereby consents to the assignment of the Lease by Assignor to Assignee pursuant to the Assignment of Lease Agreement between Assignor and Assignee, the exact form of which is attached hereto as Exhibit A (the “Assignment”). Landlord’s consent contained herein shall not waive its rights as to any subsequent assignment, sublease or other transfer and shall not be construed as a consent to any modifications of the terms of the Lease contained in the Assignment (if any) unless such modifications are expressly set forth in this Agreement. Upon the full execution and delivery of this Agreement, and full satisfaction of the conditions precedent to Landlord’s consent contained in Section 8 below, Landlord will return the existing letter of credit issued by Park Cities Bank to Assignor.

2. Assumption of Liabilities. For so long as Assignor remains in existence, Assignor and Assignee shall be jointly and severally liable to Landlord for all of the obligations of the “Tenant” under the Lease, including, without limitation, Assignor’s indemnification obligations, and Landlord may enforce the same directly against Assignee. Nothing in this Agreement or the Lease shall require Assignor to remain in existence as a going concern.

3. No Obligations Created. Each of the parties to this Agreement agrees and acknowledges that Landlord shall have no obligation or liability under the terms of the Assignment. Without limiting the generality of the foregoing, Landlord shall have no liability for (and shall not be bound by) any modifications, deletions or waivers of any provision of the

Lease which Landlord has not agreed to specifically in writing. Additionally, Landlord shall have no obligation to give notice of any default under the Lease except to Assignee (and only to the extent required under the Lease) and shall have no obligation to deal with any party other than Assignee with respect to the Lease or the Premises. Assignee hereby releases, acquits and forever discharges Landlord and its agents, employees, officers, directors, partners, shareholders, members and affiliates from any and all claims, liabilities and obligations arising out of or in any way related to the Assignment which Assignee or any party claiming by, through or under Assignee now has or may ever have in the future against Landlord or any of such other parties. Assignee acknowledges that Landlord would not have entered this Agreement without such release. Nothing in this Section 3 shall affect Landlord’s obligations under the Lease, which shall remain in full force and effect following the Assignment.

4. Indemnification. To the fullest extent allowed by law and in addition to any indemnification provisions in the Lease, Assignee shall indemnify, defend and hold harmless Landlord from and against any and all loss, liability, attorneys’ fees, expenses and claims arising out of any injury to person or damage to property on or about the Premises caused by any act or omission of Assignee, its agents, servants, contractors, employees or invitees.

5. Condition of Premises. Landlord makes no representations or warranties, express or implied, concerning the condition of the Premises and Assignee accepts the Premises in their “AS-IS” condition as of the date hereof.

6. Subordination. Assignor hereby subordinates to the interest of Landlord any statutory lien, contractual lien, security interest or other rights which Assignor may claim with respect to any property of Assignee.

7. Renewal Option. Notwithstanding the language to the contrary contained in the last paragraph of Exhibit H to the Lease, Assignee shall have the option to renew the Term on the terms and conditions of Exhibit H.

8. Conditions Precedent. The delivery to Landlord of the following items shall be conditions precedent to Landlord’s consent as provided in Section 1:

(a) $1,500 from Assignor, representing an estimate of Landlord’s attorneys’ fees incurred in connection with this Agreement and the replacement letter of credit (it being understood that pursuant to Section 10(c) of the Lease, Tenant shall reimburse Landlord immediately upon Landlord’s request for any such fees in excess of such amount);

(b) $750 from Assignor, representing Landlord’s administrative fee payable in connection with this Agreement;

(c) certificate(s) of insurance from Assignee satisfying all the requirements of the Lease;

(d) a photocopy of the original executed Assignment; and

(e) the letter of credit from Assignee required by the Lease, issued by Square 1 Bank and in the form approved by Landlord.

9. Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, as amended to date, the liability of Landlord (and its partners, shareholders or members) to either Assignor or Assignee (or any person or entity claiming by, through or under Assignor or Assignee) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to such party’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

10. Brokerage. Neither Assignor nor Assignee has dealt with any broker or agent in connection with the negotiation or execution of the Assignment or this Agreement. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Assignment or this Agreement. Assignor and Assignee shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to the Assignment or this Agreement.

11. Notices. The notice addresses for Assignor and Assignee following the date of this Agreement shall be the following:

Assignor:	Fellowship Technologies, L.P. 6363 North State Highway 161, Suite 200 Irving, TX 75038 Attention: Jeff Hook Facsimile: 425.988.1251

Assignee:	The Active Network, Inc. 10182 Telesis Court, Suite 100 San Diego, CA 92121 Attention: Robert Steiner, Director of Purchasing Facsimile: 858.551.7619

12. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO, AND ALL PARTIES CLAIMING BY, THROUGH OR UNDER THE PARTIES HERETO (INCLUDING RESPECTIVE SUCCESSORS AND ASSIGNS) WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THE LEASE, THE ASSIGNMENT, THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

13. Ratification. Assignor and Assignee hereby ratify and confirm their respective obligations under the Lease, and represent and warrant to Landlord that, as of the date hereof, they have no defenses thereto. Additionally, Assignor, and Assignee further confirm and ratify that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) neither of such parties has any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Assignor or Assignee, and (c) all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

14. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Agreement shall be binding upon Landlord, Assignor, and Assignee and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the state in which the Premises are located.

15. Amendment; Entire Agreement. This Agreement shall not be amended or modified except by an instrument in writing signed by all the parties hereto and this Agreement, together with the exhibits attached hereto and the Lease, contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

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[SIGNATURE PAGE TO CONSENT TO ASSIGNMENT]

EXECUTED as of the date first written above.

LANDLORD:	WELLS REIT - LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership

By:	Wells REIT - Las Colinas Corporate Center II,
LLC, a Delaware limited liability company
(registered to conduct business in the State of
Texas as Wells REIT - Las Colinas Corporate
Center II GP, LLC), its sole general partner

		By:	Piedmont Operating Partnership, L.P., a Delaware limited partnership, its sole member

			By:	Piedmont Office Realty Trust, Inc., a Maryland corporation, its sole general partner

				By:	/s/ Joseph H. Pangburn
				Name:	Joseph H. Pangburn
				Title:	Senior Vice President

ASSIGNOR:	FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership

	By:	Fellowship Tech, Inc., a Delaware corporation, its general partner

		By:	/s/ Jeff Hook
		Name:	Jeff Hook
		Title:	CEO/President

ASSIGNEE:	THE ACTIVE NETWORK, INC., a Delaware corporation

	By:	/s/ Scott Mendel
	Name:	Scott Mendel
	Title:	CFO

EXHIBIT A

ASSIGNMENT

Execution Copy

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is entered into as of                     , 2011, by and among by and among The Active Network, Inc., a Delaware corporation (“Assignee”) and Fellowship Technologies, L.P., a Texas limited partnership (the “Assignor”).

WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) providing, upon the terms and conditions set forth therein, for the sale, assignment, transfer and conveyance of certain property and assets, personal or mixed, tangible and intangible, of every kind and description, as more particularly set forth in the Purchase Agreement, but excluding the Excluded Assets of Assignor, by Assignor to Assignee; and

WHEREAS, the Purchase Agreement provides, among other matters, for the assumption by Assignee of the Assumed Liabilities of Assignor and Assignor has agreed thereunder to assign to Assignee all of Assignor’s rights under certain agreements and contracts.

Now, THEREFORE, pursuant to the Purchase to the Purchase Agreement and in consideration of the promises and the terms and conditions therein stated, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

2. Assignment and Assumption. Pursuant and subject to the terms of the Purchase Agreement, Assignor hereby assigns and transfers all of the Assumed Liabilities and all of Assignor’s rights to the Assets to Assignee, and Assignee hereby accepts such assignment and hereby assumes and agrees to pay, perform, and discharge when due, in accordance with the terms of the Purchase Agreement, all of the Assumed Liabilities provided, however, that Assignee does not assume or agree to pay, and shall not be liable for, any of the Unassumed Liabilities.

4. Contest. Nothing in this Assignment and Assumption Agreement shall preclude of prohibit Assignee from contesting in good faith the legality, validity or enforceability of the Assumed Liabilities hereunder; provided, however, that Assignor shall incur no liability, expense or cost as a result thereof.

5. Successors and Assigns. All of the terms and provisions of this Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6. Interpretation. This Assignment and Assumption Agreement shall be construed in accordance with the laws applicable to the Purchase Agreement. This Assignment and Assumption Agreement is being delivered pursuant to the Purchase Agreement and shall be construed consistently therewith. The provisions of the Purchase Agreement are applicable to

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this Assignment and Assumption Agreement, and this Assignment and Assumption Agreement does not, in any way, enlarge, diminish, impair, amend or modify the rights and obligations of the parties to the Purchase Agreement.

7. Survival. This Assignment and Assumption Agreement and the covenants and agreements contained herein shall survive the date on which the transactions contemplated by the Purchase Agreement are consummated and (i) shall inure to the benefit of Assignee and its successors and assigns and Assignor and its successors and assigns and (ii) shall be binding upon Assignee and its successors and assigns and Assignor and its successors and assigns.

8. Further Actions. The parties agree, on behalf of themselves and their respective successors and assigns, to execute and deliver, or cause to be executed and delivered, and to do or make or cause to be done or made all further instruments, supplemental, confirmatory or otherwise, as may be required by the other in order to effectuate the foregoing.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of                     , 2011.

“ASSIGNOR”

FELLOWSHIP TECHNOLOGIES, L.P.

By:	/s/ Jeff Hook
Name:	Jeff Hook
Its:	CEO/President

“ASSIGNEE”

THE ACTIVE NETWORK, INC.

By:	/s/ Scott Mendel
Name:	Scott Mendel
Title:	CFO

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